AMENDMENT NO. 2
PARTICIPATION AGREEMENT
     The Participation Agreement, (the “Agreement”), dated April 30, 2003, by and among AIM Variable Insurance Funds, a Delaware Trust (“AVIF”), Invesco Aim Distributors, Inc., a Delaware corporation (“AIM”), MONY Life Insurance Company, a New York life insurance company (“LIFE COMPANY”), on behalf of itself and each of its segregated asset accounts listed in Schedule A hereto, as the parties hereto may amend from time to time (each, an “Account,” and collectively, the “Accounts”); and MONY Securities Corporation, an affiliate of LIFE COMPANY and the principal underwriter of the contracts (“UNDERWRITER”) (collectively, the “Parties”), is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010.

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr

	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper

	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

Attest:	/s/ Kenneth Beitler		By:	/s/ Steven M. Joenk

	Name:	Kenneth Beitler		Name:	Steven M. Joenk
	Title:	Vice President		Title:	Senior Vice President

AXA ADVISORS, LLC

Attest:	/s/ Kenneth Beitler		By:	/s/ Christine Nigro

	Name:	Kenneth Beitler		Name:	Christine Nigro
	Title:	Vice President		Title:	President

2